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                           CHANGE IN CONTROL AGREEMENT


        THIS CHANGE IN CONTROL AGREEMENT, dated as of October 31, 2005, is made by and between TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Company"), and Anthony F. Crudele (the "Executive").

        WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

        WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

        WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the Company's senior management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

        1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

        2. TERM OF AGREEMENT. The Term of this Agreement shall commence on the date hereof and shall continue in effect through June 30, 2007; provided, however, that if a Change in Control occurs during the Term, the Term shall expire no earlier than the second anniversary of the date on which such Change in Control occurs.

        3. COMPANY'S COVENANTS. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 5(c) hereof, no Severance Payments or other benefits shall be payable or provided under this Agreement unless there shall have been (or, under the terms of the last sentence of Section 6(a) hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

        4.      THE EXECUTIVE'S COVENANTS.

        (a) EMPLOYMENT. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Change in Control,
(ii) the Date of Termination by the Executive of the Executive's employment for Good Reason or by

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reason of death, Disability or Retirement, or (iii) the termination by the
Company of the Executive's employment for any reason.

        (b) NONCOMPETITION, ETC. The Executive agrees that the Executive will not, for a period of one year from the Date of Termination of the Executive's employment by the Company (other than following a termination by the Executive for Good Reason), (i) directly or indirectly become an employee, director, consultant or advisor of, or otherwise affiliated with, any operator of farm and ranch stores in the United States, (ii) directly or indirectly solicit or hire, or encourage the solicitation or hiring of, any person who was an employee of the Company at any time on or after such Date of Termination (unless more than six months shall have elapsed between the last day of such person's employment by the Company and the first date of such solicitation or hiring), (iii) disparage the name, business reputation or business practices of the Company or any of its officers or directors, or interfere with the Company's existing or prospective business relationships, or (iv) without the written consent of the Company, disclose to any person, other than as required by law or court order, any confidential information or trade secrets obtained by the Executive while in the employ of the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company. The Executive acknowledges that these restrictions are reasonable and necessary to protect the Company's legitimate interests, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of these restrictions will result in irreparable harm to the Company. The Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.


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        5.      COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

        (a) If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

        (b) If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits, if any; provided, however, that, the severance benefits provided in Section 6 hereof shall be exclusive and the Executive shall not be entitled to participate in, or receive benefits under, any other severance plan or program that may be adopted by the Company. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

        (c) Notwithstanding any provision of any stock option plan, stock incentive plan, restricted stock plan, stock option or similar plan or agreement to the contrary, immediately upon the occurrence of a Change in Control during the Term, and without regard to whether the Executive's employment is terminated, the Executive shall be fully vested in all then outstanding options to acquire stock of the Company (or if such options have been assumed by, or replaced with options for shares of, a parent, surviving or acquiring company, such assumed or replacement options), and all then outstanding restricted shares of stock of the Company (or the stock of any parent, surviving or acquiring company into which such restricted shares have been converted or for which they have been exchanged) held by the Executive.

        6.      SEVERANCE PAYMENTS.

        (a) SEVERANCE PAYMENTS. If the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the following amounts, and provide the Executive the following benefits (collectively, the "Severance Payments"), together with any Gross-Up Payment payable under Section 6(b) hereof, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof:

                (i) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to 1.5 times the sum of (x) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (y) the Executive's

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        target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, in respect of the fiscal year in which occurs the Change in Control.

                (ii) For the two year period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 6(b) hereof), such insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this
        Section 6(a)(ii) shall be reduced to the extent benefits of the same type are received by or made available to the Executive by a subsequent employer of the Executive during the two year period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                (iii) Notwithstanding any provision of any stock option plan, stock incentive plan, restricted stock plan or similar plan or agreement to the contrary, as of the Date of Termination, (x) the Executive shall be fully vested in all outstanding options to acquire stock of the Company (or the options of any parent, surviving our acquiring company then held by the Executive) and all then outstanding restricted shares of stock of the Company (or such parent, surviving or acquiring company) held by the Executive, and (y) subject to any limitation on exercise in any such plan or agreement that may not be amended without stockholder approval, all options referred to in cause (x) above shall be immediately exercisable and shall remain exercisable until the earlier of (1) the second anniversary of the Date of Termination, or (2) the otherwise applicable normal expiration date of such option.

                (iv) To the extent that the full vesting of any stock option or share of restricted stock, or the full exercisability of any stock option, provided for in Section 5(c) or Section 6(a)(iii) should violate any law, rule or regulation of any governmental authority or self-regulatory organization applicable to the Company, or to the extent otherwise determined by the Company is its sole discretion, the Company may, in lieu of providing any vesting or exercisability rights pursuant to Section 5(c) or 6(a)(iii), (x) cancel any or all of the Executive's outstanding options in exchange for a lump sum payment, in cash, equal to the excess of the fair market value of the shares of stock underlying such options (whether or not vested or exercisable) on the Date of Termination (as determined by the Board) over the aggregate exercise price provided for in such stock options, and (y) repurchase any shares of restricted stock at their fair

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        market value (as determined by the Board without regard to the restrictions on such shares of stock).

                (v) The Company shall pay to the Executive a lump sum amount, in cash, equal to the Executive's target annual bonus under any bonus plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination multiplied by a fraction, the numerator of which is the number of days in such fiscal year through and including the Date of Termination, and the denominator of which is 365.

                (vi) The Company shall provide the Executive with outplacement services suitable to the Executive's position for a period of one year or, if earlier, until the first acceptance by the Executive of an offer of employment.

        For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (x) the Executive's employment is terminated by the Company without Cause (whether or not a Change in Control ever occurs) and, at the time of such termination, the Company is a party to a written agreement the consummation of which would constitute a Change in Control, or (y) the Executive terminates his employment for Good Reason (whether or not a Change in Control ever occurs) and, both at the time the event occurs that constitutes Good Reason and at the time of such termination, the Company is a party to such an agreement.


        (b)     GROSS-UP PAYMENT

                (i) Whether or not the Executive becomes entitled to the Severance Payments, except as otherwise provided in Section 6(b)(ii) hereof, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, with any Person whose actions result in a Change in Control or with any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of the itemized deductions attributable to the Gross-Up Payment, shall be equal to the Total Payments.

                (ii) If the Total Payments would (but for this Section 6(b)) be subject (in whole or part) to the Excise Tax, but the aggregate value of the portion of the Total Payments that are considered "parachute payments" within the meaning of section 280G(b)(2) of the Code is less than 330% of the Executive's Base Amount, then subsection (i) of this
        Section 6(b) shall not apply, and the cash Severance Payments shall be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero), to the extent necessary to cause the Total Payments not to be subject to the Excise Tax.

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                (iii)   For purposes of determining whether any of the Total
        Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (B) all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (C) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment,
        (x) the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the states and localities of the Executive's residence and employment on the Date of Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes, (y) the Executive shall be deemed to pay employment taxes at the highest rates in effect in the state and locality of the Executive's employment, and
        (z) amounts actually withheld from any payment to the Executive pursuant to Section 11 hereof with respect to income or employment taxes shall be ignored.

                (iv) In the event that the Excise Tax is Finally Determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment and, after giving effect to such Finally Determined amount, the Severance Payments are to be reduced pursuant to Section 6(b)(ii) hereof, then the Executive shall repay to the Company, within five (5) business days following the date that the amount of such reduction in the Severance Payments is Finally Determined, the Gross-Up Payment previously paid to the Executive and the amount of such reduction in the Severance Payments, plus interest on the amount of such repayments at 120% of the rate provided in Section 1274(b)(2)(B) of the Code.

                (v) In the event that the Excise Tax is Finally Determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, but, after giving effect to such Finally Determined amount, no reduction of the Severance Payments is required pursuant to Section 6(b)(ii) hereof, then the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is Finally Determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of

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        such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code.

                (vi) Except as otherwise provided in Section 6(b)(vii) below, in the event that the Excise Tax is Finally Determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall, within five (5) business days following the time that the amount of such excess is Finally Determined, (A) make an additional Gross-Up Payment in respect of such excess and a Gross-Up Payment in respect of any amounts paid pursuant to clause (B) or (C) of this Section 6(b)(vi) (plus any interest, penalties or additions payable by the Executive with respect to such amounts), (B) if the Severance Payments were reduced pursuant to Section 6(b)(ii) hereof, but after giving effect to such final determination, the Severance Payments should not have been so reduced, the amount by which the Severance Payments were reduced pursuant to Section 6(b)(ii) hereof, and (C) interest on such amounts at 120% of the rate provided in Section 1274(b)(2) of the Code.

                (vii) In the event that the Severance Payments were reduced pursuant to Section 6(b)(ii) hereof and the value of the Total Payments that are considered "parachute payments" within the meaning of Section 280G(b)(2) of the Code is Finally Determined to differ from the amount taken into account hereunder in calculating the Gross-Up Payment, but such Finally Determined value still does not exceed 330% of the Executive's Base Amount, then, within five (5) business days following the date on which such value is Finally Determined, (x) the Company shall pay to the Executive the amount (if any) by which the reduced Severance Payments (after taking the Finally Determined value into account) exceeds the amount of the reduced Severance Payments actually paid to the Executive, plus interest on the amount of such payment at 120% of the rate provided in Section 1274(b) of the Code, or (y) the Executive shall pay to the Company the amount (if any) by which the reduced Severance Payments actually paid to the Executive exceeds the amount of the reduced Severance Payments (after taking the Finally Determined value into account), plus interest on the amount of such payment at 120% of the rate provided in Section 1274(b) of the Code.

        (c) The payments provided for in Section 6(a)(i) and (b)(i) hereof shall be made not later than the fifth business day following the Date of Termination; provided, however, that if the amounts of such payments cannot be Finally Determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company or, in the case of payments under Section 6(b)(i) hereof, in accordance with Section 6(b) hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth (60th) day after the Date of Termination. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

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        (d)     The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. The Company shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

        7.      TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE.

        (a) NOTICE OF TERMINATION. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include an invitation to attend a meeting of the Board, to be held no sooner than fifteen (15) days and no later than thirty (30) days following the date of such Notice of Termination for the purpose of considering whether Cause existed for the Executive's termination. If the Executive elects to attend the meeting, the Executive and his or her counsel shall be given the opportunity to address the Board. At the conclusion of the meeting, the Board shall vote whether the Executive was guilty of conduct giving rise to Cause hereunder, which vote shall require not less than three-quarters (3/4) of the entire membership of the Board in order to confirm the Executive's termination for Cause. If the Board fails to confirm the Executive's termination for Cause, the Board may elect to reinstate the Executive or treat the termination as a termination without Cause for purposes of this Agreement. The Company shall have no liability to the Executive with respect to any benefit other than cash compensation that is denied the Executive during the period between the delivery of a Notice of Termination for Cause and the Board's subsequent failure to confirm that Cause existed. Notice of Termination due to a Good Reason must be provided by the Executive to the Company within six months of the Executive becoming aware that the basis for such Good Reason exists.

        (b) DATE OF TERMINATION. The "Date of Termination," with respect to any termination of the Executive's employment after a Change in Control and during the Term, shall mean the date specified in the Notice of Termination which, except in the case of a termination for Cause, shall not be less than fifteen (15) days from the date such Notice of Termination is given. Notwithstanding the foregoing, the Company shall have the right to restrict the Executive's access to company facilities and properties, and to terminate the Executive's authority to act on behalf of the Company, in such manner as the Company, in its sole discretion, shall deem appropriate during the period between the delivery of such a Notice of Termination and the Date of Termination. The Date of Termination with respect to a termination for Cause shall be the date the Notice of Termination is delivered to the Executive or such later date as the Company shall expressly provide; provided, however, that if a Notice of Termination for Cause is delivered to the Executive and the Board subsequently determines pursuant

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to Section 7(a) hereof that Cause did not exist but does not reinstate the
Executive, the Date of Termination shall be deemed to be the date of such Board determination.

        8. NO MITIGATION. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise except as expressly provided herein.

        9.      SUCCESSORS; BINDING AGREEMENT.

        (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to or upon the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. If the Company successfully obtains such assumption and agreement prior to or upon the effectiveness of any such succession and the successor extends an offer of employment to the Executive, any termination of the Executive's employment with the Company incident to such succession shall be ignored for purposes of this Agreement; provided that nothing contained in this Section 9(a) shall limit the Executive's right to terminate employment with the successor for Good Reason if the succession constitutes a Change in Control and the successor takes any action subsequent to such succession that would constitute Good Reason hereunder.

        (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

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                To the Company:

                Tractor Supply Company
                200 Powell Place
                Brentwood, Tennessee 37027
                Attention:  Corporate Secretary

        11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

        12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14. SETTLEMENT OF DISPUTES. Except as otherwise provided by law or the specific terms of any employee benefit plan of the Company, all claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. The Executive shall provide the Board with all materials and information reasonably requested by the Board in connection with its review of any such claim. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

        15. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

        (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

        (b) "Auditor" shall have the meaning set forth in Section 6(b) hereof.

        (c) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

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

        (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (e)     "Board" shall mean the Board of Directors of the Company.

        (f) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7(a) hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" if done, or omitted to be done, by the Executive in good faith and with a reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

        (g)     "Change in Control" shall be deemed to have occurred if:

                (i) Any Person (including a "group" as defined in Section 14(d) of the Exchange Act) other than an Exempt Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

                (ii) During any two (2) consecutive years during the Term, individuals who at the beginning of such two (2) year period constitute the Board and any new director whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director being referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (iii) Consummation of a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting

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

from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding voting securities of the Company; or

                (iv) A sale or other disposition of all or substantially all of the assets of the Company (other than in a transaction in which all or substantially all of the individuals and entities who were the Beneficial Owners of outstanding voting securities of the Company immediately prior to such sale or other disposition beneficially own, directly or indirectly, substantially all of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the acquirer of such assets (either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such sale or other disposition), or the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (i) "Company" shall mean Tractor Supply Company and, except in determining whether or not any Change in Control of the Company has occurred, shall include any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        (j)     "Date of Termination" shall have the meaning set forth in
Section 7(b) hereof.

        (k) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

        (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (m) "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.

        (n) "Executive" shall mean the individual named in the preamble to this Agreement.

        (o) "Exempt Person" shall mean Joseph H. Scarlett, Jr., his spouse, his children and their spouses, and his grandchildren (or the legal representative of any such person) and each trust for the benefit of any such person.

        (p) "Finally Determined" shall mean, with respect to any amount used in the computation of a Gross-Up Payment, that such amount has been the subject of an audit adjustment by the Internal Revenue Service that is either (i) agreed to by both the Executive and the Company, such agreement not to be unreasonably withheld,

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

or (ii) sustained by a court of competent jurisdiction in a decision with which the Executive and the Company concur, such concurrence not to be unreasonably withheld, or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed or there is no further right of appeal.

        (q) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v) or (vi) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                (i) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                (iii) the relocation of the Executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                (v) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control; or

                (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's normal vacation policy in effect at the time of the Change in Control.

        The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        (r) "Gross-Up Payment" shall have the meaning set forth in Section 6(b) hereof.

        (s)     "Notice of Termination" shall have the meaning set forth in
Section 7(a) hereof.

        (t) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company

        (u) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

        (v) "Severance Payments" shall have the meaning set forth in Section 6(a) hereof.

        (w) "Tax Counsel" shall have the meaning set forth in Section 6(b) hereof.

        (x) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

        (y)     "Total Payments" shall mean those payments so described in
Section 6(b) hereof.



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

        IT WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TRACTOR SUPPLY COMPANY


                                    By: /s/ James F. Wright
                                       --------------------
                                       Name: James F. Wright
                                       Title: Chief Executive Officer


                                    EXECUTIVE


                                    /s/ Anthony F. Crudele
                                    ----------------------
                                    Name: Anthony F. Crudele

                                    Address:

                                    818 Shadowstone Place
                                    Nashville, Tennessee 37220

                                    ----------------------------------

                                    (Please print carefully)



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